UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): March 31, 2016

WALKER INNOVATION INC.

(Exact name of registrant as specified in charter)

Delaware	001-33700	30-0342273
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two High Ridge Park

Stamford, CT	06905
(Address Of Principal Executive Offices)	(Zip Code)

(203) 461-7200

(Registrant’s Telephone Number, Including Area Code)

_____________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Walker Innovation Inc. (the “Company”) entered into a Shared Services Agreement (the “Services Agreement”) dated as of December 4, 2015, with Flexible Travel Company, LLC (“Flexible Travel”), a company affiliated with Walker Digital, LLC (“Walker Digital”) its controlling stockholder, regarding the provision of executive management, marketing, legal and financial consulting services. There are no set deliverables contemplated by the Services Agreement, although the hourly rates the Company expects to charge Flexible Travel (approximately equal to the Company’s cost) are specified. Effective March 3, 2016, the Company and Walker Digital agreed to several immaterial modifications to certain of the reimbursement rates.

The foregoing summary does not purport to be a complete description of the rights and obligations of the parties to the amendment to the Services Agreement, which is incorporated herein by reference and filed as Exhibit 10.1 to this Form 8-K, and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated herein by this reference.

On March 31, 2016, the Company issued a press release announcing that it had determined to cease operations regarding its Haystack IQ product.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Amendment No. 1 to Shared Services Agreement between Walker Innovation Inc. and Flexible Travel, LLC, dated as of March 4, 2016

99.1	Press Release dated March 31, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2016

WALKER INNOVATION INC.

By:	/s/ Jonathan Ellenthal
Name:	Jonathan Ellenthal
Title:	Vice Chairman and CEO